Exhibit 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS

 I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated February 21, 1997 relating to the financial statements of Pacific Guarantee Mortgage Corporation as of December 31, 1996 and for the year then ended, included in Prism Financial Corporation's Registration Statement on Form S-1 (no. 333-74883) filed with the Commission on March 23, 1999, as amended from time to time, and to all references to me included in this Registration Statement.


 /s/ William M. Stoll
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 William M. Stoll
 Certified Public Accountant
 Santa Rosa, California
 June 24, 1999